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                                                                   EXHIBIT 10(o)

                          NATIONAL GRID USA COMPANIES'

                            EXECUTIVE SEVERANCE PLAN

                                            Adopted April 1, 2000
                                            Amended and Restated March 1, 2003

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                           NATIONAL GRID USA COMPANIES
                            EXECUTIVE SEVERANCE PLAN

                                TABLE OF CONTENTS

ARTICLE I  PREAMBLE...................................................         1

   1.1      Purpose...................................................         1

ARTICLE II  DEFINITIONS...............................................         2

   2.1      Base Pay..................................................         2

   2.2      Benefits Appeal Committee.................................         2

   2.3      Bonus Average.............................................         2

   2.4      CEO.......................................................         2

   2.5      Change in Control.........................................         2

   2.6      Code......................................................         3

   2.7      Company...................................................         3

   2.8      Eligible Executive........................................         3

   2.09     ERISA.....................................................         3

   2.10     Excise Tax................................................         3

   2.11     Executive.................................................         3

   2.12     Health Plan...............................................         3

   2.13     Incentive Compensation Plan...............................         3

   2.14     ICP.......................................................         3

   2.15     ICP I, ICP II, and ICP III................................         3

   2.16     A Major Transaction.......................................         3

   2.17     National Grid.............................................         4

   2.18     Plan Year.................................................         4

   2.19     Severance Committee.......................................         4

   2.20     Termination Date..........................................         4

   2.21     Total Compensation........................................         4

   2.22     Total Payments............................................         4

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
   2.23     Undue Hardship............................................         4

ARTICLE III  ELIGIBILITY FOR BENEFITS.................................         5

   3.1      Eligibility...............................................         5

   3.2      Notification of Eligible Executives.......................         6

   3.3      Acceptance of Severance Pay...............................         6

ARTICLE IV  BENEFITS..................................................         7

   4.1      Severance Pay.............................................         7

   4.2      Healthcare................................................         7

   4.3      Insurance.................................................         8

   4.4      Outplacement..............................................         8

   4.5      Nonduplication of Benefits................................         9

ARTICLE V  PAYMENT....................................................        10

   5.1      Payment...................................................        10

   5.2      Limitation on Payments....................................        10

   5.3      Source of Payment.........................................        11

   5.4      Contributions.............................................        11

ARTICLE VI  ADMINISTRATION OF THE PLAN................................        12

   6.1      Severance Committee's Discretionary Powers and Duties.....        12

   6.2      Indemnification...........................................        13

ARTICLE VII  DENIED CLAIMS............................................        14

   7.1      Denied Claims.............................................        14

   7.2      Claims Appeal Procedure...................................        14

   7.3      Delay in Payment Pending Resolution of Claim..............        14

ARTICLE VIII  GENERAL PROVISIONS......................................        15

   8.1      Nonguarantee of Employment................................        15

   8.2      Nonalienation of Benefits.................................        15

   8.3      Governing Law.............................................        15

   8.4      Participation.............................................        15

   8.5      Separability..............................................        15

   8.6      Titles of Articles and Sections...........................        15

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
   8.7      Agent for Service of Legal Procedures.....................        15

ARTICLE IX  AMENDMENT OR TERMINATION OF PLAN..........................        16

   9.1      Amendment of Plan.........................................        16

   9.2      Termination of Plan.......................................        16

   9.3      Limitation on Amendment or Termination....................        16

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                                    ARTICLE I

                                    PREAMBLE

1.1 Purpose. The purpose of this Executive Severance Plan (the Plan) is to provide severance benefits to participants in the National Grid USA Companies' Incentive Compensation Plan who do not have individual change in control agreements or other individual agreements which provide for severance payments and who are permanently released from the Company for reasons beyond their control. The Plan is an unfunded severance benefit plan which is intended to be a welfare benefit plan within the meaning of
      Section 3(I) of the Employment Retirement Income Security Act (ERISA) but is maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. The severance benefits paid under the Plan are intended to assist employees in making a transition to new employment and are not intended to be a reward for prior service with the Company.

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                                   ARTICLE II

                                   DEFINITIONS

2.1 Base Pay shall mean the higher of the Executive's "annual rate" recorded in the Company's payroll system immediately preceding the Executive's Termination Date or the "annual rate" in the payroll system at any time during the two years prior to the Executive's Termination Date.

2.2 Benefits Appeal Committee shall mean the committee by that name established in accordance with the National Grid USA Companies' Final Average Pay Pension Plan.

2.3 Bonus Average shall mean the average plan payout percentage under National Grid USA Companies' Incentive Compensation Plan combined with the payout percentage under the National Grid USA Companies' Incentive Share Plan for the three completed Plan Years prior to the Termination Date, for which a calculation is available at the time of determination.

2.4   CEO shall mean the Chief Executive Officer of National Grid USA.

2.5 Change in Control occurs when the conditions set forth in any of the following sections shall have been satisfied:

      (a) any person or persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and Corporation Taxes Act
            1988) of National Grid Transco plc as a result of making a general offer to acquire shares in National Grid Transco plc, or having obtained Control, makes such an offer; or

      (b) the consummation of the sale or disposition by National Grid Transco plc of all or substantially all of the assets of National Grid USA to a non-affiliated entity; or

      (c) the complete liquidation, dissolution or winding up of National Grid Transco plc and/or of National Grid USA, or

      (d) the acquisition by National Grid Transco plc or National Grid USA or their successors of all or substantially all of the assets of or ownership of all or substantially all of the outstanding shares of a U.S. electric and/or gas utility company which would increase the size or revenues of National Grid USA by 25% or more.

            A Change in Control shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a Reorganisation") which will mean that National Grid Transco plc and/or National Grid USA will be under the Control of another

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      company, or the business of National Grid Transco plc is carried on by another company, and the persons who owned the shares in National Grid Transco plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

2.6   Code shall mean the Internal Revenue Code, as adopted from time to time.

2.7 Company shall mean the National Grid USA company that employed the Executive on the day immediately prior to his/her termination provided said company adopted the Plan.

2.8 Eligible Executive shall mean an Executive employed by the Company as a regular full time or part time employee immediately prior to his/her termination who meets all the requirements and conditions set forth under the Plan and is notified of his/her eligibility in accordance with Article III.

2.09 ERISA shall mean the Employment Retirement Income Security Act of 1974, as amended.

2.10 Excise Tax shall mean any excise tax imposed under section 4999 of the Code.

2.11  Executive shall mean a participant in the ICP.

2.12 Health Plan shall mean the Company provided healthcare plan in which the Executive was enrolled immediately prior to his/her Termination Date.

2.13 Incentive Compensation Plan shall mean National Grid USA Companies' Incentive Compensation Plan which is comprised of two parts (a) the Incentive Compensation Plan or Cash Plan and (b) the Incentive Share Plan or Share Plan.

2.14 ICP shall mean National Grid USA Companies' Incentive Compensation Plan (Incentive Compensation Plan).

2.15 ICP I, ICP II, and ICP III shall have the meaning set forth in the Incentive Compensation Plan.

2.16 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following sections shall have been satisfied:

      (a) any person becomes bound or entitled to acquire shares in National Grid Transco plc under Sections 428 to 430F of the United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under
            Section 425 of the United Kingdom's Companies Act 1985 is proposed for National Grid Transco plc, or

      (b) National Grid Transco plc's shareholders approve the sale or disposition of all or substantially all of the assets of National Grid USA to a non-affiliated entity, or

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      (c)   National Grid Transco plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Transco plc and/or National Grid USA or

      (d) The shareholders of National Grid Transco plc, approve an event the consummation of which would result in the occurrence of a Change in Control, or

      (e) The Board adopts a resolution that, for purposes of the Incentive Compensation Plan, a Major Transaction has occurred.

            A Major Transaction shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a Reorganisation") which will mean that National Grid Transco plc and/or National Grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the persons who owned the shares in National Grid Transco plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

2.17 National Grid shall mean National Grid USA and any affiliate, subsidiary, or parent company.

2.18 Plan Year shall mean a twelve month period beginning on April 1 of any year.

2.19 Severance Committee shall mean the committee made up of at least three individuals appointed by the CEO, from time to time.

2.20 Termination Date shall mean the date established by the Company as of which the Executive is no longer employed by the Company.

2.21 Total Compensation shall mean the sum of (a) one year's Base Pay plus (b) the product of one year's Base Pay times the Bonus Average.

2.22  Total Payments shall have the meaning provided in section 5.2 hereof.

2.23 Undue Hardship shall mean relocation to a position that is located more than 50 miles from the location where the Executive worked immediately prior to termination, or such other circumstances as determined by the Severance Committee.

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                                   ARTICLE III

                            ELIGIBILITY FOR BENEFITS

3.1 Eligibility. All regular full time or part time Executives who have been with the Company for six months or more who (i) do not have individual change in control agreements or other individual agreements which provide for severance payments and (ii) are permanently released from employment for reasons beyond their control are eligible for the benefits of the Plan, except for those who:

      (a) are offered, but do not accept, a position with a National Grid company that is at least substantially equivalent to the position held by the Executive immediately prior to the offer unless acceptance would cause Undue Hardship;

      (b)   voluntarily leave (whether or not eligible for pension benefits),

      (c) are transferred from one Company to another affiliated company in at least a substantially equivalent position regardless of whether the transfer would cause an undue hardship unless the transfer is part of a company-wide reorganization in which case, undue hardship will be deemed relevant;

      (d) are offered employment by a successor of the Company or a Company affiliate in a position that is at least substantially equivalent to the position held by the Executive immediately prior to the offer unless such acceptance would cause Undue Hardship;

      (e) are offered employment by a Purchaser of all or a substantial portion of the Company's assets or a Purchaser of all or a substantial portion of a Company affiliate's assets in a position that is at least substantially equivalent to the position held by the Executive immediately prior to the offer unless such acceptance would cause Undue Hardship.

      (f)   leave for medical reasons including disability,

      (g)   die prior to their Termination Date;

      (h)   are terminated for cause;

      (i) take a Company approved leave of absence and fail to return to work from the leave of absence by the expiration date of said leave (except as otherwise required by law);

      (j)   receive benefits under any other National Grid severance plan; or

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      (k)   fail to return all Company property including but not limited to, badges, computers, phones, keys, documents and records.

3.2 Notification of Eligible Executives. Each Executive who the Company determines has met the eligibility criteria for benefits under the Plan shall be notified in writing. Such notice shall provide each Executive with a description of the terms of the Plan and the conditions the Executive must satisfy for payment of benefits.

3.3 Acceptance of Severance Pay. As a condition of acceptance of the benefits under the Plan, an Eligible Executive shall be required to sign an Agreement and Release prepared by and provided by the Company. Among other things, said Agreement and Release waives any claims the Eligible Executive or his/her representatives may have against National Grid, and releases them from any liability for any such claims, to the fullest extent permitted by law. An Eligible Executive shall be required to return a signed copy of said Agreement and Release to National Grid USA Service Company, Inc. within 21 days from the date of receipt if the severance is on an individual basis, or 45 days from the date of receipt if the severance is part of a group process. After signature, the Executive will have seven days to revoke the Agreement and Release. To do so the Executive must notify National Grid USA Service Company, Inc. in writing. In the event an Eligible Executive fails to sign and return said Agreement and Release within said 21 or 45-day period, as applicable, or revokes the Agreement and Release within the 7-day revocation period, the Eligible Executive shall still be terminated but shall be deemed to have forfeited any rights to benefits under the Plan and shall only be eligible for reduced severance pay as set forth in Section 4.1(a) of the National Grid USA Companies' Basic Severance Plan for Non-Union Employees.

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                                   ARTICLE IV

                                    BENEFITS

Subject to the Article V, an Eligible Executive who provides a valid Agreement and Release in accordance with Section 3.3 above shall be entitled to the following benefits as of the Eligible Executive's Termination Date.

4.1   Severance Pay

      (a) An Eligible Executive in ICP I shall receive a payment equal to two times his or her Total Compensation.

      (b) An Eligible Executive in ICP II or III shall receive a payment equal to his or her Total Compensation.

      (c) An Eligible Executive in ICP I, II, or III shall receive a Bonus Award as defined in the Incentive Compensation Plan and Share Plan, prorated, to reflect the number of months worked during the Plan Year, provided however if the Executive's Termination Date occurs prior to the determination of the Bonus Award for said Plan Year, the Participant shall receive a pro-rated Bonus Award for said Plan Year based upon the applicable Target Payout, as defined in Section
            7.04 of the Incentive Compensation Plan.

4.2   Healthcare

      (a) An Eligible Executive in ICP I, who was a participant in a Company Health Plan up until his/her Termination Date, shall receive a payment in an amount equal to 18 times the Employer's monthly contribution toward the cost of the Health Plan, grossed up to reflect applicable payroll withholding taxes on such payment. Said lump sum is intended to supplement the Eligible Executive's cost of COBRA coverage, but need not necessarily be used by the Eligible Executive for that purpose.

      (b) An Eligible Executive in ICP II or III who was a participant in a Company Health Plan up until his/her Termination Date, shall receive a payment in an amount equal to 12 times the Employer's monthly contribution toward the cost of the Health Plan, grossed up to reflect any state or Federal income taxes on such payment. Said lump sum is intended to supplement the Eligible Executive's cost of COBRA coverage, but need not necessarily be used by the Eligible Executive for that purpose.

      (c) An Eligible Executive who was not a participant in a Company Health Plan up until his/her Termination Date, shall receive a lump sum payment equal to 1 -1/2 times the amount of his/her annual opt-out payment if the Eligible Executive is in ICP I and an amount equal to his/her annual opt-out payment if the Eligible Executive is in ICP II or III.

4.3   Insurance

      (a) If an Eligible Executive in ICP I is a participant in the New England Electric System Companies Life Insurance Program for Executives I or II (Program), the Company shall provide the same dollar amount of life insurance in effect for an additional 18 months, either by maintaining the policy provided under that plan, or by providing the Eligible Executive with a lump sum payment in an amount equal to eighteen months' premiums on the policy, grossed up for taxes. Notwithstanding the foregoing, if the Eligible Executive's Program agreement provides for the continuation of premium payments following his/her termination of employment the Eligible Employee shall not receive a payment under this Section 4.3
            (a).

      (b) If an Eligible Executive in ICP II or III is a participant in the Program, the Company shall provide the same dollar amount of life insurance in effect for an additional 12 months, either by maintaining the policy provided under that plan, or by providing the Eligible Executive with a lump sum payment in an amount equal to twelve months' premiums on the policy, grossed up for taxes. Notwithstanding the foregoing, if the Eligible Executive's Program agreement provides for the continuation of premium payments following his/her termination of employment the Eligible Employee shall not receive a payment under this Section 4.3 (b).

4.4   Outplacement

      (a) Outplacement services of the Company's choice shall be made available to an Eligible Executive in ICP I for eighteen months from the Eligible Executive's Termination Date.

      (b) Outplacement services of the Company's choice shall be made available to an Eligible Executive in ICP II or III for twelve months from the Eligible Executive's Termination Date.

4.5 Nonduplication of Benefits. To the fullest extent permitted by law, an Executive who receives benefits under the Plan shall not be entitled to any other benefits that are duplicative. An Executive who receives benefits under any other National Grid company severance plan, program, or arrangement that provides severance payments or benefits duplicative of benefits hereunder shall not be entitled to such benefits hereunder. Payments from incentive or other employee benefit plans occurring automatically upon a Change of Control or Major Transaction shall not be considered duplicative hereof.

                                    ARTICLE V

                                     PAYMENT

5.1 Payment. Severance pay and healthcare, and/or insurance pay, if applicable, shall be paid to the Eligible Executive in one lump sum within approximately 14 days of receipt by the Company of a an irrevocable signed Agreement and Release unless the Executive requests and the Company approves, in its sole discretion, payment of all or a portion of said payment at a later date. Approval of a later date will be subject to the receipt of such further documentation as may be required by the Company, including a second signed Agreement and Release delivered at said later date. If payment at a later date has been approved, no interest or other earnings will be credited to said payment. Said payment shall be subject to all applicable Federal, state, and local withholding requirements.

5.2 Limitation on Payments. Notwithstanding any other provisions of the Plan, in the event that any payment or benefit received or to be received by the Executive under other National Grid plans in connection with a Change in Control or a Major Transaction, as defined therein, or the termination of the Executive's employment (whether pursuant to the terms of the Plan or any other plan, arrangement, or agreement with National Grid, any Person whose actions result in a Change in Control, or a Major Transaction or any Person affiliated with National Grid or such Person) (all such payments and benefits, including the payments under the Plan, being hereinafter called Total Payments) would be subject (in whole or part), to the Excise Tax, then the payments under the Plan shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement, or agreement) if (A) the net amount of such Total Payments, as so reduced, (and after deduction of the net amount of federal, state, and local income tax on such reduced Total Payments) is greater than (B) the excess of (i) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state, and local income tax on such Total Payments), over (ii) the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the base amount allocable to such reasonable compensation, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of sections 280G(d)(3) and
      (4) of the Code.

5.3 Source of Payment. All benefits under the Plan shall be payable solely from the Company's general assets which include operating revenues. The Company shall not be required to set aside or segregate any assets of any kind to meet any obligations under the Plan. All obligations of the Company shall be reflected by bookkeeping entries only. The rights of a Participant under the Plan shall be those of a general, unsecured creditor of the Company.

5.4   Contributions. There shall be no contributions to the Plan by Executives.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

6.1 Severance Committee's Discretionary Powers and Duties. The Severance Committee shall be responsible for the administration of the Plan and shall be the "administrator" within the meaning of Section 3(16) of ERISA. The Severance Committee shall have such discretionary powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

      (a) to construe and interpret the Plan, including questions of eligibility, and the amount, manner, and time of payment of any benefits hereunder;

      (b)   to prescribe rules for the operation of the Plan;

      (c) to receive from the Company and Eligible Executives such information as shall be necessary for the proper administration of the Plan;

      (d) to delegate to one or more of the members of the Severance Committee or other persons the right to act in its behalf in all matters connected with the administration of the Plan, except with respect to any matters described in (a) and (b) above;

      (e) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel;

      (f) to file with the appropriate government agency (or agencies) pertinent documents and other items which may be required by law or duly requested;

      (g) to furnish each Eligible Executive a plan description explaining the Plan;

      (h) to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies); and

      (i) to report to the Company all available information regarding the amount of benefits payable to each Executive, and to provide any other information which the Company may require in order to operate the Plan.

      To the fullest extent permitted by law, the Severance Committee shall have the discretion to determine all matters relating to eligibility or benefits under the Plan and the Severance Committee shall have the discretion to determine all matters relating to the interpretation, construction, and administration of the Plan. Any determination by the Severance Committee shall be final and binding in the absence of clear and convincing evidence that the Severance Committee acted arbitrarily and capriciously.

6.2 Indemnification. To the maximum extent permitted by law, no member of the Severance Committee or any other Executive of the Company or National Grid USA Service Company, Inc. who has been assigned authority or responsibility to act on behalf of the Severance Committee, the Company, or National Grid USA Service Company, Inc. hereunder, shall be personally liable by reason of any contract instrument, communication, or other document executed or approved by the Severance Committee member or on behalf of the Severance Committee member made in good faith in his or her capacity as a member of the Severance Committee; nor for any mistake of judgment made in good faith. National Grid USA Service Company, Inc. shall indemnify and hold harmless each member of the Severance Committee; and the Company or National Grid USA Service Company, Inc. shall indemnify each of its officers, Executives, employees, or directors to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any claims, damages, costs or expenses (legal or otherwise), or liability (including any sum paid in settlement of a claim with approval of the Company or National Grid USA Service Company, Inc.), as the case may be, arising out of any act or omission to act in connection with the Plan unless arising out of such person's fraud, or bad faith.

                                   ARTICLE VII

                                  DENIED CLAIMS

7.1 Denied Claims. If a claim for benefits has been denied by the Severance Committee, the Severance Committee shall notify the claimant in writing within 90 days if the claim is denied in whole or in part, provided that if special circumstances warrant an extension of the time for reviewing the claim, the Severance Committee may extend the review period by an additional 90 days by so notifying the claimant in writing before the expiration of the initial 90-day period.

      If a claim is denied in whole or in part by the Severance Committee, the notice to the claimant shall specify the reason or reasons for the denial, reference the specific Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect said claim, explain why such material or information is necessary, and describe the steps which should be taken if the claimant wishes to appeal the claim.

7.2 Claims Appeal Procedure. A claimant or his/her representative may appeal the Severance Committee's denial of his/her claim, such appeal shall be subject to the following rules:

      (a) The appeal shall be submitted to the Benefits Appeal Committee in writing no later than 60 days after the claimant or his/her representative receives written notice of the denial.

      (b) The Benefits Appeal Committee shall review the appeal and provide the claimant or his/her representative with written notice of its decision no later than 60 days after it receives notification of the appeal which may be extended to 120 days if the Severance Committee determines it to be necessary.

      (c) The decision on an appeal shall be in writing in a manner calculated to be understood by the claimant or his/her representative.

      (d) The decision shall include reasons for the decision and specific references to the Plan provisions on which the decision is based.

7.3 Delay in Payment Pending Resolution of Claim. Any payment otherwise due hereunder may be delayed pending resolution of any claim.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Nonguarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and Executive, or as a right of any Executive to continued employment with the Company, or as a limitation of the right of the Company to discharge any of its Executives, with or without cause.

8.2 Nonalienation of Benefits. Except as related to orders for child support and/or alimony, or federal or state tax levies, to the fullest extent permitted by law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute, levy, or otherwise dispose of any rights to benefits payable hereunder shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. None of the Plan benefits or Company assets shall be considered an asset of an Executive in the event of his or her insolvency or bankruptcy.

8.3 Governing Law. The Plan and each of its provisions shall be construed and their validity determined by the application of the laws of The Commonwealth of Massachusetts, except to the extent such laws are preempted by Federal statute. It is intended that ERISA, as amended, shall fully preempt any and all state laws relating to the Plan.

8.4 Participation. Any Company may discontinue its participation in the Plan by appropriate action of its Board of Directors.

8.5 Separability. In case any one or more of the provisions of the Plan (or part thereof) shall be held to be invalid, illegal or otherwise unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions hereof, and the Plan shall be construed as if such invalid, illegal or unenforceable provisions (or part thereof) never had been contained herein.

8.6 Titles of Articles and Sections. Titles of Articles and Sections herein are for convenience only and shall not be construed as part of the Plan. Words used in the singular or plural may be construed as though in the plural or singular when they would so apply.

8.7 Agent for Service of Legal Procedures. Legal process with respect to claims under the Plan may be served upon the Severance Committee.

                                   ARTICLE IX

                        AMENDMENT OR TERMINATION OF PLAN

9.1 Amendment of Plan. The CEO may amend the Plan, in whole or in part, at any time subject to Section 9.3 below.

9.2 Termination of Plan. Any participating Company may at any time terminate the Plan with respect to its Executives. Such termination shall be effected by a written instrument of termination executed by an authorized officer of the Company. A copy of such instrument shall be delivered to an officer of National Grid USA Service Company, Inc.

9.3 Limitation on Amendment or Termination. If a Change in Control or a Major Transaction shall have occurred, the Plan may not be amended or terminated for a period of 36 months beyond the month in which such Change in Control or Major Transaction occurred.

      IN WITNESS WHEREOF, each of the following companies has caused the Amended and Restated Plan, effective as of March 1, 2003 to be duly executed on its behalf.

GRANITE STATE ELECTRIC COMPANY                        NATIONAL GRID USA SERVICE
                                                      COMPANY, INC.

By: /s/ Cheryl A. LaFleur                             By: /s/ John G. Cochrane
    ---------------------                                 ----------------------
Date: 4/3/03                                          Date: 3/11/03

MASSACHUSETTS ELECTRIC COMPANY                        NANTUCKET ELECTRIC COMPANY

By: /s/ Cheryl A. LaFleur                             By: /s/ Cheryl A. LaFleur
    ---------------------                                 ----------------------
Date: 4/3/03                                          Date: 4/3/03

THE NARRAGANSETT ELECTRIC                             NIAGARA MOHAWK POWER
COMPANY                                               CORPORATION

By: /s/ Cheryl A. LaFleur                             By: /s/ John G. Cochrane
    ---------------------                                 ---------------------
Date: 4/3/03                                          Date: 3/11/03

                    Amendment to National Grid USA Companies'
                            Executive Severance Plan

      Pursuant to the provisions of Article IX of the National Grid USA Companies' Executive Severance Plan, said Plan is hereby amended effective September 1, 2003 as follows:

      1.    Section 2.5 is amended to read:

            2.5 A Change in Control shall be deemed to have occurred if the conditions set forth in any of the following paragraphs shall have been satisfied:

                  (a) any Person or Persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and Corporation Taxes Act 1988) of National Grid Transco plc as a result of making a general offer to acquire shares in National Grid Transco plc or having obtained Control, makes such an offer;

                  (b) the consummation of the sale or disposition by National Grid Transco plc of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA or otherwise);

                  (c) the complete liquidation, dissolution or winding up of National Grid Transco plc and/or of National Grid USA; or

                  (d) the acquisition by National Grid Transco plc or National Grid USA or their successors of all or substantially all of the assets of or ownership of all or substantially all of the outstanding shares of a U.S. electric and/or gas utility company which would increase the size or revenues of National Grid USA by 25% or more.

                              A Change in Control shall not be deemed to have
                        occurred if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

      2.    Section 2.16 is amended to read:

            2.16 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) any Person becomes bound or entitled to acquire shares in National Grid Transco plc under Sections 428 to 430F of the United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the United Kingdom's Companies Act 1985 is proposed for National Grid Transco plc;

                  (b) National Grid Transco plc shareholders, National Grid USA's shareholders and/or the Board of Directors of National Grid USA approve the sale of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA, or otherwise);

                  (c) National Grid Transco plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Transco plc and/or National Grid USA;

                  (d) the shareholders of National Grid Transco plc, the shareholders of National Grid USA and/or the Board of Directors of National Grid USA approve an event the consummation of which would result in the occurrence of a Change in Control; or

                  (e) the Board of Directors of National Grid Transco plc adopts a resolution that, for purposes of this Agreement, a Major Transaction has occurred.

                              A Major Transaction shall not be deemed to have
                        occurred if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National Grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

                                                    By: /s/ Richard P. Sergel
                                                        -----------------------
                                                        Chief Executive Officer
                                                        National Grid USA

                                       2